UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 19, 2016

ELECTRO SCIENTIFIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon		97229
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (503) 641-4141
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company and Michael D. Burger entered into an Employment Agreement, dated August 19, 2016 (the “Employment Agreement”), pursuant to which Mr. Burger has been appointed as President and Chief Executive Officer and as a member of the Board of Directors of the Company, effective October 3, 2016.
Mr. Burger, 58, was previously President and Chief Executive Officer and a director of Cascade Microtech, Inc. from July 2010 until June 2016, when Cascade Microtech was acquired by FormFactor, Inc. Cascade Microtech was a manufacturer of measurement products for the semiconductor industry. Prior to joining Cascade Microtech, Mr. Burger served as the President and Chief Executive Officer of Merix Corporation, a printed circuit board manufacturer, from April 2007 to February 2010. Merix was sold to Viasystems, Inc. in February 2010. From November 2004 until joining Merix, Mr. Burger served as director and President of the Components Business of Flextronics Corporation, a leading provider of advanced design and electronics manufacturing services to original equipment manufacturers. From 1999 to November 2004, Mr. Burger was employed by ZiLOG, Inc., a supplier of devices for embedded control and communications applications. From May 2002 until November 2004, Mr. Burger served as ZiLOG’s President and a member of its board of directors. Mr. Burger holds a B.S. degree in Electrical Engineering from New Mexico State University and a certificate from the Stanford University International Executive Management Program.
The Employment Agreement provides that Mr. Burger will receive an annual salary of $575,000 and a target annual bonus opportunity under ESI’s Management Incentive Plan of 100% of his base salary, with a cap of 200%. For fiscal 2017, Mr. Burger will receive a bonus equal to the greater of $287,500 or the prorated bonus he would receive under the Management Incentive Plan. The Employment Agreement also provides that he will be granted on his first day of employment (1) a number of time-based restricted stock units (“TRSUs”) equal to the result of $1,200,000 divided by the closing price of ESI’s common stock on the last trading immediately preceding the day Mr. Burger’s hire is publicly announced (the “Announcement Day Price”), rounded down to the nearest whole share, or 229,445 TRSUs, and (2) a number of performance-based restricted stock units (“PRSUs”) equal to dividing $1,300,000 divided by the Announcement Day Price, rounded down to the nearest whole share, or 248,565 PRSUs.
The TRSUs vest 25% on each of the first four anniversaries of his first day of employment. The PRSUs vest based on the return of the Company’s common stock relative to that of the Russell 2000 Index over three performance periods, all beginning on October 3, 2016, with the first ending October 2, 2017, the second ending October 2, 2018 and the third ending October 2, 2019. The PRSUs are earned based on relative performance for each performance period and vest at the end of the third performance period. One-third of the shares are available to be earned in each of the first two performance periods and 100% are available to be earned in the third performance period. 100% of the shares will be earned for each performance period if the Company’s relative performance is the same as that of the index. For performance less than the index, for each one percentage point lower relative performance, three percent fewer shares will be earned, so that no shares will be earned if the Company’s relative performance is 33.3 percentage points less than the index. For performance above the index, for each one percentage point higher relative performance, two percent more shares will be earned, so that 200% of the shares will be earned if the Company’s relative performance is 50 percentage points higher than the index. In the first performance period the number of shares that may be earned is capped at 150% of target, in the second performance period the number of shares that may be earned is capped at 200% of target, and in the third performance period the number of shares that may be earned is capped at 200% of target, reduced by the shares earned in the first two periods, so that the award is subject to an overall 200% cap. Overall payout is further capped at a number of shares with an aggregate value on the vesting date that is five times the result of (1) the number of shares subject to the award at target performance multiplied by (2) the closing price of the Company’s common stock on the date of grant. Performance is based on the average closing prices for the 20 trading days immediately preceding the applicable measurement date.
On August 18, 2016, the Compensation Committee of ESI approved these awards effective Mr. Burger’s first day of employment. Because the aggregate number of TRSUs and PRSUs, assuming maximum vesting, exceed the annual grant limit in the Company’s 2004 Stock Incentive Plan, 76,575 of the TRSUs were granted as inducement grants outside of the plan, but otherwise on terms substantially the same as the plan.
If Mr. Burger’s employment is terminated without cause by ESI or for good reason by Mr. Burger, as each are defined in the Employment Agreement, Mr. Burger will be entitled to receive severance in the amount of 1.5 times his then-current base salary. If his employment is terminated without cause or for good reason in connection with a change in control or within twelve months following a change in control Mr. Burger will be entitled to (1) severance in an amount of two times his then-current base salary plus the amount of his target bonus for the year in which termination occurs (or, if greater, the year in which the change in control occurs), (2) one year of COBRA premiums for Mr. burger and his dependents, and (3) full acceleration of all equity awards.
The description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 hereto.
Edward C. Grady will cease to be President and Chief Executive Officer of ESI on October 3, 2016. Mr. Grady will remain an employee of the Company through a transition period ending June 30, 2017. He will continue to receive his current annual salary of $590,000 through December 31, 2016 and will be receive a salary of $300,000 for the six-month period ending June 30, 2017. He will be entitled to receive a bonus under ESI’s Management Incentive Plan prorated for the portion of fiscal 2017 that he served as President and Chief Executive Officer. Mr. Grady will continue to serve as a director of the Company.
9.01 Financial Statements and Exhibits

(d) Exhibits: The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit 10.1	Employment Agreement, dated August 19, 2016, between Electro Scientific Industries, Inc. and Michael Burger.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 19, 2016

Electro Scientific Industries, Inc.

By:	/s/ Paul Oldham
Name:	Paul Oldham
Title:	Senior Vice President of Administration, Chief Financial Officer and Corporate Secretary